Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

     MTI Technology Corporation:

      We consent to incorporation by reference in the registration statements No. 333-85410 on Form S-3 and the registration statements (Nos. 333-103065, 333-85410, 333-76972, 333-69030, 333-66716, 333-95915, 333-92623, 333-85579, 333-61957, 333-46363, 333-50377, 333-18501 and 33-80438) on Form S-8 of MTI Technology Corporation of our report dated May 23, 2003, except as to the second paragraph of note 7, which is as of June 30, 2003, relating to the consolidated balance sheets of MTI Technology Corporation and subsidiaries as of April 5, 2003 and April 6, 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended April 5, 2003, and related schedule, which report appears in the April 5, 2003 annual report on Form 10-K of MTI Technology Corporation. Our report refers to a change in method of accounting for goodwill and intangible assets effective April 8, 2001.

KPMG LLP

Costa Mesa, California

July 11, 2003